Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363, File No. 333-77109 and File No. 333-130868) of The Peoples BancTrust Company, Inc. of our report, dated January 27, 2006, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

March 28, 2006